Exhibit 10.12

CONTINUING GUARANTY

TO:    WELLS FARGO BANK, NATIONAL ASSOCIATION on this 6th day of November, 2009.

1.             GUARANTY; DEFINITIONS.  In consideration of any credit or other financial accommodation heretofore, now or hereafter extended or made to PHYSICIANS FORMULA, INC., a New York corporation (the “Company”) by WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”) pursuant to that certain Credit and Security Agreement dated as of even date herewith by and between the Company and Wells Fargo (the “Credit Agreement”), and for other valuable consideration, the undersigned PHYSICIANS FORMULA HOLDINGS, INC., a Delaware corporation (“Guarantor”), jointly and severally unconditionally guarantees and promises to pay to Wells Fargo, or order, on demand in lawful money of the United States of America and in immediately available funds, any and all Indebtedness.  The term “Indebtedness” is used in its most comprehensive sense and means any debts, obligations and liabilities of Company to Wells Fargo, whether incurred in the past, present or future, whether voluntary or involuntary, and however arising, and whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and including without limitation all obligations arising under any Rate Hedge Agreement, derivative, foreign exchange, hedge, deposit, treasury management or similar transaction or arrangement however described or defined that Company may enter into at any time with Wells Fargo or with Wells Fargo Merchant Services, L.L.C., whether or not Company may be liable individually or jointly with others,  or whether recovery upon such Indebtedness may subsequently become unenforceable.  This Guaranty is a guaranty of payment and not collection.  Capitalized terms used but not otherwise defined herein shall have the meanings accorded them in the Credit Agreement.

2.             SUCCESSIVE TRANSACTIONS; REVOCATION; OBLIGATION UNDER OTHER GUARANTIES.  This is a continuing guaranty and all rights, powers and remedies hereunder shall apply to all past, present and future Indebtedness, including that which  arises under successive transactions which shall either continue the Indebtedness, increase or decrease it, or from time to time create new Indebtedness after all or any prior Indebtedness has been satisfied, and notwithstanding the death, incapacity, dissolution, liquidation or bankruptcy of Company or Guarantor or any other event or proceeding affecting either Company or Guarantor.  This Guaranty shall not apply to any new Indebtedness created after actual receipt by Wells Fargo of written notice of Guarantor’s revocation as to such new Indebtedness; provided however, that loans or advances made by Wells Fargo to Company after revocation under commitments existing prior to receipt by Wells Fargo of such revocation, and extensions, renewals or modifications, of any kind, of Indebtedness incurred by Company or committed by Wells Fargo prior to receipt by Wells Fargo of such notice of revocation, shall not be considered new Indebtedness.  Any such notice must be sent to Wells Fargo by registered U.S. mail, postage prepaid, addressed to its office at 245 S. Los Robles Avenue, Suite 700, Pasadena, California  91101, Attn:  Relationship Manager—Physicians Formula, or at such other address as Wells Fargo shall from time to time designate.  The obligations of Guarantor under this Guaranty shall be in addition to any obligations of Guarantor under any other guaranties of any liabilities or obligations of Company or other persons that may be given to Wells Fargo at any time, unless the other guaranties are expressly modified or revoked in writing; and this Guaranty shall not, unless expressly provided for in this Guaranty, affect or invalidate any such other guaranties.

Guaranty of Physicians Formula Holdings, Inc.
WFBC/Physicians Formula

3.             OBLIGATIONS JOINT AND SEVERAL; SEPARATE ACTIONS; WAIVER OF STATUTE OF LIMITATIONS; REINSTATEMENT OF LIABILITY.  The obligations of Guarantor under this Guaranty are joint and several and independent of the obligations of Company, and a separate action or actions may be brought and prosecuted against Guarantor, whether the action is brought against Company or other persons, or whether Company or other persons are joined in any such action or actions.  Guarantor acknowledges that this Guaranty is absolute and unconditional, that there are no conditions precedent to the effectiveness of this Guaranty, and that this Guaranty is in full force and effect and binding on Guarantor as of the date written above, regardless of whether Wells Fargo obtains collateral or any guaranties from others or takes any other action contemplated by Guarantor.  To the extent permitted by applicable law, Guarantor waives the benefit of any statute of limitations affecting the enforcement of Guarantor’s liability under this Guaranty, and Guarantor agrees that any payment of any Indebtedness or other act which shall toll any applicable statute of limitations shall similarly toll the statute of limitations applicable to Guarantor’s liability under this Guaranty.  The liability of Guarantor hereunder shall be reinstated and revived and the rights of Wells Fargo shall continue if and to the extent for any reason any amount at any time paid on account of any Indebtedness guaranteed hereby is rescinded or must otherwise be restored by Wells Fargo, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid.  The determination as to whether any amount so paid must be rescinded or restored shall be made by Wells Fargo in its sole discretion; provided however, that if Wells Fargo chooses to contest any such matter at the request of Guarantor, Guarantor agrees to indemnify and hold Wells Fargo harmless from and against all costs and expenses, including reasonable attorneys’ fees, expended or incurred by Wells Fargo in connection therewith, including without limitation, in any litigation with respect thereto.

4.             AUTHORIZATIONS TO WELLS FARGO.  Guarantor authorizes Wells Fargo either before or after revocation hereof, without notice to or demand on Guarantor, and without affecting Guarantor’s liability hereunder, from time to time to do each of the following to the extent each of the following is permitted by law and to the extent each of the following is in compliance with the relevant sections, if any, of the Credit Agreement:  (a) alter, compromise, renew, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Indebtedness or any portion thereof, including increase or decrease of the rate of interest thereon; (b) take and hold security for the payment of this Guaranty or the Indebtedness or any portion thereof, and exchange, enforce, waive, subordinate or release any such security, provided however that such actions are taken in accordance with the Security Documents; (c) apply such security and direct the order or manner of sale thereof, including without limitation, a non-judicial sale permitted by the terms of the controlling security agreement, mortgage or deed of trust, as Wells Fargo in its sole discretion may determine; (d) release or substitute any one or more of the endorsers or any other guarantors of the Indebtedness, or any portion thereof, or any other party thereto; and (e) apply payments received by Wells Fargo from Company to any portion of the Indebtedness, in such order as Wells Fargo shall determine in its sole  discretion, unless otherwise prohibited by the Credit Agreement.  Wells Fargo may without notice assign this Guaranty in whole or in part in connection with the assignment of any Indebtedness in accordance with the Credit Agreement.  Upon Wells Fargo’s request, Guarantor agrees to provide to Wells Fargo copies of Guarantor’s financial statements; provided, that Guarantor shall not be required to provide such financial statements earlier than as required under the Credit Agreement.

Guaranty of Physicians Formula Holdings, Inc.
WFBC/Physicians Formula

5.             REPRESENTATIONS AND WARRANTIES.  Guarantor represents and warrants to Wells Fargo that: (a) this Guaranty is executed at Company’s request; (b) except in favor of Wells Fargo, Guarantor shall not, without Wells Fargo’s prior written consent, sell, lease, assign, encumber, hypothecate, transfer or otherwise dispose of all or a substantial or material part of Guarantor’s assets other than in the ordinary course of Guarantor’s business; (c) Wells Fargo has made no representation to Guarantor as to the creditworthiness of Company; and (d) Guarantor has established adequate means of obtaining from Company on a continuing basis financial and other information pertaining to Company’s financial condition.  Guarantor agrees to keep adequately informed of any facts, events or circumstances which might in any way be reasonably expected to have a material affect on Guarantor’s liability under this Guaranty, and Guarantor further agrees that Wells Fargo shall have no obligation to disclose to Guarantor any information or material about Company which is acquired by Wells Fargo in any manner.

6.             GUARANTOR’S WAIVERS.

6.1           Guarantor waives any right to require Wells Fargo to:  (i) proceed against Company or any other person; (ii) marshal assets or proceed against or exhaust any security granted by Company or any other person; (iii) give notice of the terms, time and place of any public or private sale or other disposition of personal property security granted by Company or any other person; (iv) take any other action or pursue any other remedy in Wells Fargo’s power; or (v) make any presentment or demand for performance, or give any notice of nonperformance, protest, notice of protest or notice of dishonor hereunder or in connection with any obligations or evidences of indebtedness held by Wells Fargo as security for or which constitute in whole or in part the Indebtedness guaranteed hereunder, or in connection with the creation of new or additional Indebtedness.

6.2           Guarantor waives any defense to its obligations hereunder (other than payment in full of the Indebtedness, other than contingent indemnification obligations for which no claim has been asserted) based upon or arising by reason of:  (i) any disability or other defense of Company or any other person; (ii) the cessation or limitation from any cause whatsoever, other than payment in full, of the Indebtedness, other than contingent indemnification obligations for which no claim has been asserted; (iii) any lack of authority of any officer, director, partner, agent or any other person acting or purporting to act on behalf of Company, if it is a corporation, partnership or other type of entity, or any defect in the formation of Company; (iv) the application by Company of the proceeds of any Indebtedness for purposes other than the purposes represented by Company to, or intended or understood by, Wells Fargo or Guarantor; (v) any act or omission by Wells Fargo which directly or indirectly results in or aids the discharge of Company or any portion of the Indebtedness by operation of law or otherwise, or which in any way impairs or suspends any rights or remedies of Wells Fargo against  Company, provided, that any such act or omission is not the product of Wells Fargo’s gross negligence, bad faith or willful misconduct; (vi) any impairment of the value of any interest in any security for the Indebtedness or any portion thereof, including without limitation, the failure to obtain or maintain perfection or recordation of any interest in any such security, the release of any such security without substitution, and/or the failure to preserve the value of, or to comply with applicable law in disposing of, any such security; (vii) any modification of the Indebtedness, in any form whatsoever, including any modification made after revocation hereof to any Indebtedness incurred prior to such revocation, and including without limitation the renewal, extension, acceleration or other change in time for payment of, or other change in the terms of, the Indebtedness or any portion thereof, including increase or decrease of the rate of interest thereon; or (viii) any requirement that Wells Fargo give any notice of acceptance of this Guaranty.  Until all Indebtedness has been paid in full (other than contingent indemnification obligations for which no cliam has been asserted), Guarantor shall have no right of subrogation, and Guarantor waives any right to enforce any remedy which Wells Fargo now has or may hereafter have against Company or any other person, and waives any benefit of, or any right to participate in, any security now or hereafter held by Wells Fargo.  Guarantor further waives all rights and defenses Guarantor may have (other than payment in full of the Indebtedness) arising out of (A) any election of remedies by Wells Fargo, even though that election of remedies, such as a non-judicial foreclosure with respect to any security for any portion of the Indebtedness, destroys Guarantor’s rights of subrogation or Guarantor’s rights to proceed against Company for reimbursement, or (B) any loss of rights Guarantor may suffer by reason of any rights, powers or remedies of Company in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging Company’s Indebtedness, whether by operation of law or otherwise, including any rights Guarantor may have to a fair market value hearing to determine the size of a deficiency following any foreclosure sale or other disposition of any real property security for any portion of the Indebtedness.

Guaranty of Physicians Formula Holdings, Inc.
WFBC/Physicians Formula

7.             WELLS FARGO ’S RIGHTS WITH RESPECT TO GUARANTOR’S PROPERTY IN ITS POSSESSION.  In addition to all liens upon and rights of setoff against the monies, securities or other property of Guarantor given to Wells Fargo by law, Wells Fargo shall have a lien upon and a right of setoff against all monies, securities and other property of Guarantor now or hereafter in the possession of or on deposit with Wells Fargo, whether held in a general or special account or deposit or for safekeeping or otherwise, and every such lien and right of setoff may be exercised without demand upon or notice to Guarantor; provided that Wells Fargo shall only exercise such lien or right of setoff during a Default Period.  No lien or right of setoff shall be deemed to have been waived by any act or conduct on the part of Wells Fargo, or by any neglect to exercise such right of setoff or to enforce such lien, or by any delay in so doing, and every right of setoff and lien shall continue in full force and effect until such right of setoff or lien is specifically waived or released by Wells Fargo in writing.

8.             SUBORDINATION.  Any indebtedness of Company now or hereafter held by Guarantor is hereby subordinated to the Indebtedness.  Such indebtedness of Company to Guarantor is assigned to Wells Fargo as security for this Guaranty and the Indebtedness and, if Wells Fargo requests, shall be collected and received by Guarantor as trustee for Wells Fargo and paid over to Wells Fargo on account of the Indebtedness but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.  Any notes or other instruments now or hereafter evidencing such indebtedness of Company to Guarantor shall be marked with a legend that indicates that the notes or other instruments are subject to this Guaranty and, if Wells Fargo requests in writing, such notes and instruments constituting collateral in an amount in excess of fifty thousand dollars( $50,000), individually or in the aggregate, shall be delivered to Wells Fargo. Wells Fargo is hereby authorized in the name of Guarantor from time to time to file financing statements and continuation statements and execute such other documents and take such other action as Wells Fargo deems reasonably necessary or appropriate to perfect, preserve and enforce its rights hereunder.

Guaranty of Physicians Formula Holdings, Inc.
WFBC/Physicians Formula

9.             REMEDIES; NO WAIVER.  All rights, powers and remedies of Wells Fargo hereunder are cumulative.  No delay, failure or discontinuance of Wells Fargo in exercising any right, power or remedy hereunder shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy.  Any waiver, permit, consent or approval of any kind by Wells Fargo of any breach of this Guaranty, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing.

10.           COSTS, EXPENSES AND ATTORNEYS’ FEES.  Guarantor shall pay to Wells Fargo immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys’ fees, expended or incurred by Wells Fargo in connection with the enforcement of any of Wells Fargo’s rights, powers or remedies and/or the collection of any amounts which become due to Wells Fargo under this Guaranty, and the prosecution or defense of any action in any way related to this Guaranty, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Wells Fargo or any other person) relating to Guarantor or any other person or entity.  All of the foregoing shall be paid by Guarantor with interest from the date of demand until paid in full at a rate  equal to the floating rate applicable to advances under the Line of Credit.

11.           SUCCESSORS; ASSIGNMENT.  This Guaranty shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Guarantor may not assign or transfer any of its interests or rights hereunder without Wells Fargo’s prior written consent.  Guarantor acknowledges that Wells Fargo has the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, the Indebtedness and any obligations with respect thereto, including this Guaranty.  In connection therewith, Wells Fargo may disclose all documents and information which Wells Fargo now has or hereafter acquires relating to Guarantor and/or this Guaranty, whether furnished by Company, Guarantor or otherwise in accordance with Section 7.11 of the Credit Agreement.  Guarantor further agrees that Wells Fargo may disclose such documents and information to Company.

12.           AMENDMENT.  This Guaranty may be amended or modified only in writing signed by Wells Fargo and Guarantor.

13.           APPLICATION OF SINGULAR AND PLURAL.  In all cases where there is more than one Company named in this instrument, then the term “Company” shall be deemed to have been used in the plural where context and construction so require; and when this Guaranty is executed by more than one Guarantor, the word “Guarantor” shall mean all or any one or more of them as the context requires.

14.           UNDERSTANDING WITH RESPECT TO WAIVERS; SEVERABILITY OF PROVISIONS.  Guarantor warrants and agrees that each of the waivers set forth herein is made with Guarantor’s full knowledge of its significance and consequences, and that under the circumstances, the waivers are reasonable and not contrary to public policy or law.  If any waiver or other provision of this Guaranty shall be held to be prohibited by or invalid under applicable public policy or law, such waiver or other provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such waiver or other provision or any remaining provisions of this Guaranty.

Guaranty of Physicians Formula Holdings, Inc.
WFBC/Physicians Formula

15.           GOVERNING LAW.  This Guaranty shall be governed by and construed in accordance with the laws of the State of California.

16.           ARBITRATION.

16.1           Arbitration.  Wells Fargo and Guarantor agree, upon demand by either party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise, in any way arising out of or relating to this Guaranty and its negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination.

16.2           Governing Rules.  Any arbitration proceeding will (i) proceed in a location in Los Angeles, California selected by the American Arbitration Association (“AAA”); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA’s commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA’s optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to herein, as applicable, as the “Rules”).  If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control.  Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute.  Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. §91 or any similar applicable state law.

16.3           No Waiver of Provisional Remedies, Self-Help and Foreclosure.  The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before, during or after the pendency of any arbitration proceeding.  This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.

Guaranty of Physicians Formula Holdings, Inc.
WFBC/Physicians Formula

16.4           Arbitrator Qualifications and Powers.  Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00.  Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.  The arbitrator will be a neutral attorney licensed in the State of California or a neutral retired judge of the state or federal judiciary of California, in either case with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated.  The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim.  In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator’s discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication.  The arbitrator shall resolve all disputes in accordance with the substantive law of California and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award.  The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Code of Civil Procedure or other applicable law.  Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.  The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

16.5           Discovery.  In any arbitration proceeding, discovery will be permitted in accordance with the Rules.  All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date.  Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party’s presentation and that no alternative means for obtaining information is available.

16.6           Class Proceedings and Consolidations.  No party hereto shall be entitled to join or consolidate disputes by or against others in any arbitration, except parties who have executed this Guaranty or any other contract, instrument or document relating to any Indebtedness, or to include in any arbitration any dispute as a representative or member of a class, or to act in any arbitration in the interest of the general public or in a private attorney general capacity.

16.7           Payment Of Arbitration Costs And Fees.  The arbitrator shall award all costs and expenses of the arbitration proceeding.

16.8           Miscellaneous.  To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA.  No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation.  If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the documents between the parties or the subject matter of the dispute shall control.  This arbitration provision shall survive termination, amendment or expiration of any of the documents or any relationship between the parties.

[Signature on next page]

Guaranty of Physicians Formula Holdings, Inc.
WFBC/Physicians Formula

IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guaranty as of the date first set forth above.

PHYSICIANS FORMULA HOLDINGS, INC.

By:	/s/ Ingrid Jackel
Print Name:	Ingrid Jackel
Title:	Chief Executive Officer

Guaranty of Physicians Formula Holdings, Inc.
WFBC/Physicians Formula

S-1